SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)    MAY 14, 1998


                                  L.B. FOSTER COMPANY
                (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                   0-1043             25-1324733
(State or other jurisdiction   (Commission File No.)    (IRS Employer
      of incorporation)                                 Identification No.)

415 HOLIDAY DRIVE, PITTSBURGH, PENNSYLVANIA                  15220
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number,
including area code                412-928-3417


 ------------------------------------------------------------
 (Former name or former address, if changed since last report)
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Item 2.    Acquisition or Disposition of Assets.
-------    -------------------------------------

    The stockholders of L.B. Foster Company, a Delaware corporation and herein "the Company", approved the reincorporation of the Company from Delaware to Pennsylvania on May 14, 1998. The reincorporation was effected May 14, 1998 by merging the Company into a wholly owned subsidiary which was recently formed solely for the purpose of effecting the reincorporation. The surviving corporation is known as L.B. Foster Company, a Pennsylvania corporation, and is hereafter referred to as the "Registrant". Upon consummation of the merger, each share of Class A Common Stock of the Company, par value $.01 per share, was automatically converted into one share of Common Stock of the Registrant, par value $.01 per share.

    The merger was consummated under the terms and conditions of a Plan of Merger pursuant to which the Company ceased to exist as a Delaware corporation, the stockholders of the Company became shareholders of Registrant, Registrant succeeded to all the assets, liabilities, subsidiaries and other properties of the Company to the full extent provided by law, and the rights of the shareholders and internal affairs of the Registrant are governed by the articles of incorporation and bylaws of Registrant and the Pennsylvania Business Corporation Law of 1988, as amended. As a result of the merger, Registrant has the same name, business, management, benefit plans, location, assets, liabilities and net worth as did the Company.

    Registrant's Common Stock is deemed registered under Section
12(g) of the Securities Exchange Act of 1934 by operation of
Reg. 240.12g-3(a).
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Item 7.    Financial Statements and Exhibits
-------    ---------------------------------

(c)    Exhibits

    2-    Plan of Merger effective May 14, 1998, filed as
Appendix A to the Company's April 17, 1998 Proxy Statement and incorporated herein by reference.

    3A-   Registrant's Articles of Incorporation, filed as
Appendix B to the Company's April 17, 1998 Proxy Statement and incorporated herein by reference.

    3B-   Registrant's Bylaws, filed herewith.
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                              SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          L.B. FOSTER COMPANY


                                          By    /s/Roger F. Nejes
                                          -----------------------
                                                   Roger F. Nejes

                                          Title:   Senior Vice President and
                                                   Chief Financial Officer

Date:	May 21, 1998
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